Exhibit 99.1

Knightscope News Release

March 2, 2026 5:05AM PT

Knightscope Acquires Event Risk to Accelerate Autonomous Security Force Strategy

Expands into Tech-Enabled Guarding Services with Scalable Managed Service Platform

SUNNYVALE, Calif., March 2, 2026 – Knightscope, Inc. (NASDAQ: KSCP), the security technology company building the nation’s first Autonomous Security Force, today announced it has completed the acquisition of Event Risk LLC (“Event Risk”), a nationwide provider of armed and unarmed security guarding services and executive protection.

Traditional guarding firms typically lack proprietary autonomous robotics and AI orchestration platforms, while technology-only vendors typically lack licensed physical response infrastructure. Knightscope now combines both as a managed service provider – not a collection of disconnected vendors lacking unified accountability.

The result is a single contract and a single escalation owner accountable for outcomes. By consolidating autonomous systems, AI-driven command software, and licensed armed and unarmed response under one contract, Knightscope is repositioning physical security from a fragmented service model to an integrated managed service platform.

This acquisition establishes the structural capability for Knightscope to contract as the licensed provider, deploy autonomous systems, monitor centrally, and execute response under one accountable operating structure.

Event Risk has demonstrated consistent double-digit growth, strong client retention, disciplined leadership team, and established service relationships with Fortune 1000 companies, national brands, and high-profile individuals. It enters 2026 with significant contracted revenue, positive EBITDA, and expectations of continued double-digit growth, prior to any synergies. Knightscope believes integrating autonomous technology with licensed security operations strengthens the capabilities and market reach of both organizations.

“This is a strategic move in building the Nation’s First Autonomous Security Force,” said William Santana Li, Chairman and CEO of Knightscope. “Security buyers are forced to purchase disconnected products and services today – but what they ultimately need is accountability and outcomes. By integrating licensed response services with autonomous machines and AI-driven orchestration software, we are building a unified operating model designed to deliver deterrence, detection, and response as one coordinated system.”

Strategic Rationale

Knightscope’s integrated operating model is built on three coordinated functions: visible autonomous presence to deter threats, AI-driven sensing to detect events, and licensed human response to verify and act. By aligning deterrence, detection, and response under a single accountable structure, the Company intends to deliver measurable security outcomes rather than fragmented services.

Participation in Guarding-Required Enterprise Engagements

Many enterprise security RFPs require licensed guarding providers and response capability. The acquisition of Event Risk enables Knightscope to participate in engagements where technology-only vendors are frequently disqualified prior to evaluation.

Owning the Delivery Layer

By integrating licensed response services with proprietary hardware and AI software, Knightscope intends to participate in a greater share of total contract value while increasing deployment density and recurring revenue across enterprise accounts.

Knightscope believes this integrated structure strengthens competitive positioning while creating expanded deployment opportunities across enterprise environments.

Leadership and Integration

Eric J. Rose, a U.S. Marine with specialized anti-terrorism experience and prior service as lead trainer for U.S. Navy SEALS, has held senior leadership roles with Pinkerton, Apple and Madison Square Garden. He will continue to lead Event Risk as President of Event Risk LLC and, following a planned brand transition during 2026, Event Risk intends to operate as Knightscope Security Force. Mr. Rose will lead the Company’s licensed guarding operations, including executive protection, and will work in coordination with Knightscope’s technology and remote monitoring teams to deliver integrated physical security solutions.

“Event Risk has built its reputation through disciplined execution and trusted service delivery,” said Eric J. Rose. “Partnering with Knightscope expands the capabilities we can offer clients by combining licensed response services with advanced technology and centralized visibility. We are fundamentally building a better team – combining disciplined execution with advanced technology – to deliver exceptional value to our clients.”

Transaction Overview

Under the terms of the definitive agreement, Knightscope acquired 100% of the equity interests of Event Risk LLC for consideration consisting of a combination of cash and Knightscope common stock at closing, with additional deferred and contingent consideration payable based on specified post-closing performance conditions. Additional details regarding the transaction are available in the Company’s filings with the U.S. Securities and Exchange Commission. Lake Street Capital Markets, LLC served as exclusive advisor to Knightscope on the acquisition of Event Risk LLC.

Lake Street Capital Markets, LLC served as exclusive advisor to Knightscope, Inc. on the acquisition of Event Risk LLC.

Strategic Outlook

Knightscope believes the U.S. physical security market represents an estimated $230 billion annual opportunity and that a vertically integrated delivery model is the strategic path to capture a greater share of that spend.

By integrating licensed response services with proprietary hardware and AI-driven orchestration software, Knightscope believes this model is designed to enable scale without proportional increases in headcount, increasing deployment density and recurring revenue across enterprise accounts.

“Security demands continue to increase while staffing constraints persist across the industry,” added Li. “The future of security is not human-only or machine-only – it is orchestrated. This acquisition strengthens our ability to deliver end-to-end accountability across sensing, decision-making, and response as we scale the Nation’s First Autonomous Security Force.”

The Company plans to present the integrated security model at the GSX (Global Security Exchange) conference in Atlanta, Georgia later this year.

Knightscope intends to continue evaluating additional acquisition opportunities that strengthen its managed service capabilities and expand deployment density nationwide.

About Knightscope

Knightscope is a security technology company building the Nation’s First Autonomous Security Force. The Company combines autonomous machines, advanced software, and human expertise to help protect people, property, and critical infrastructure. Knightscope’s long-term mission is to make the United States of America the safest country in the world. Learn more about us at www.knightscope.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," "proposes" and similar expressions. Forward-looking statements contained in this press release and other communications include, but are not limited to, statements about the Company’s goals, profitability, growth, prospects, reduction of expenses, and outlook. Although Knightscope believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements, including the factors discussed under the heading "Risk Factors" in Knightscope’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and Knightscope does not undertake any duty to update any forward-looking statements, except as may be required by law.

Public Relations

overwatch@knightscope.com

Knightscope, Inc.

(650) 924-1025 ext. 6

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